Exhibit 10.22


                            LINE OF CREDIT AGREEMENT

$100,000

Yorba Linda, California

September 7, 2000

         The undersigned, TD and Associates, Inc. ("TD") and Geo Petroleum, Inc. (Geo"), agree that TD will make available to Geo a line of credit with the maximum amount available not to exceed One Hundred Thousand Dollars ($100,000) with a monthly variable simple interest rate of New York prime (as defined by the Wall Street Journal) plus two percent (prime plus 2%). The rate of interest for each month shall be determined by reference to the Western Edition of the Wall Street Journal for the first closest following day if the first day of any month is a holiday. Geo promises to make monthly interest-only payments to TD on the 7th day of each month on the then outstanding balance in full together with any then outstanding interest accrued on or before Septemer 7, 2001. Failure to make an installment of interest when due, shall permit TD to declare all principal and accrued but unpaid interest immediately due and payable by giving written notice to Geo of TD's elections to do so within five days of the date of the failure. Failure to declare a default shall not prejudice the right of TD to declare defaults for any subsequent failure to pay interest.

         Upon default in payment at maturity, interest shall continue to accrue at the rate stated above. In case payment shall not be made at maturity, the undersigned further promises to pay all costs of collection and reasonable attorney's fees. Drawings under this line may be made in minimum increments of Five Thousand Dollars, provided that Geo has given TD at least five days written notice of its desire to draw under this line and the amount that it desires to draw. No drawing may be made under this line after December 31, 2000. Amounts borrowed and repaid may not be reborrowed. Each drawing shall be evidenced by a Promissory Note in the form of that attached as Exhibit A.

Geo Petroleum, Inc.                      TD and Associates, Inc.

By:                                      By:

/s/   Lori Timpe-Long                   /s/   DennisTimpe
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Its:                                    Its:

   CFO                                     President
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